Exhibit 10(j)

Arrow Electronics, Inc.

Supplemental Executive Retirement Plan

(as amended and restated effective January 1, 2009)

First Amendment

WHEREAS, Arrow Electronics, Inc., a Colorado corporation (the “Company”) maintains the Arrow Electronics, Inc. Supplemental Executive Retirement Plan (as amended and restated effective January 1, 2009) (the “SERP”); and

WHEREAS, the Company wishes to amend the SERP to (i) freeze participation such that no individual shall be newly designated as a participant in the SERP from and after the date on which this First Amendment has been adopted as set forth below (the “Effective Date”) and (ii) end the participation in the SERP of any individual who, as of the Effective Date, has two or fewer Years of SERP Participation (as defined in the SERP) and no accrued benefit under the SERP; and

WHEREAS, pursuant to Article III of the SERP, the Company’s board of directors or any duly constituted committee thereof, including the compensation committee of the Company’s board of directors (the “Board”) has the right to amend the SERP at any time and may act at any time to end a participant’s participation in the SERP or to suspend a participant’s accrual of additional benefits under the SERP.

NOW, THEREFORE, the Company hereby amends the SERP as follows:

1.	A new paragraph entitled “Participation Freeze/Termination” shall be inserted at the end of the INTRODUCTION to the SERP as follows:

“Participation Freeze/Termination. Notwithstanding any provision of the SERP to the contrary, effective as of February 10, 2026 (the “Freeze Effective Date”), (i) no individual who is not a participant on the Freeze Effective Date may be designated to participate in the SERP at any time from and after the Freeze Effective Date, and (ii) the participation of any participant in the SERP who has fewer than two (2) Years of SERP Participation and no accrued benefit under the SERP, in each case, as of the Freeze Effective Date, shall be terminated. Upon the Freeze Effective Date, each of Arrow’s Board and Arrow’s Management Pension and Investment Oversight Committee is authorized to take all actions necessary or desirable to implement and give effect to the foregoing.”

IN WITNESS WHEREOF, the Company has caused this First Amendment to be adopted this 10th day of February, 2026.

Arrow Electronics, Inc.

/s/ Gretchen Zech

Gretchen Zech

Senior Vice President, Chief Governance, Sustainability, and Human Resources Officer